UNDERWRITING AGREEMENT

                                        May 19, 1994

          International Paper Company
          Two Manhattanville Road
          Purchase, New York 10577

          Dear Sirs:

                    We understand that International Paper Company, a New York corporation (the "Company"), proposes to issue and sell $150,000,000 aggregate principal amount of its 7-1/2% Notes due 2004 (the "Offered Securities").
          Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and Kidder, Peabody and Co. Incorporated and CS First Boston Corporation (the "Underwriters") severally agree to purchase the Offered Securities at a purchase price equal to 98.793% of the principal amount of the Offered Securities, plus interest, if any, accrued on the Offered Securities from May 15, 1994.

                    The Underwriters will pay for such Offered
          Securities upon delivery thereof at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York at 10:00 a.m., New York City time, May 26, 1994, or at such other time as shall be jointly designated by the Underwriters and the Company.

                    The Offered Securities will be issued pursuant to the Indenture relating to Senior Debt Securities dated as of April 1, 1994 (the "Senior Indenture"), between the Company and The Chase Manhattan Bank, N.A., as Trustee, and will have the following terms:

          MATURITY:                May 15, 2004
          INTEREST RATE:           7-1/2%
          INTEREST PAYMENT DATES:  May 15 and November 15,
                                   commencing November 15, 1994
          REDEMPTION PROVISIONS:   None
          SINKING FUND PROVISIONS: None
          DEFEASANCE PROVISIONS:   The Senior Indenture provisions
                                   relating to legal and covenant
                                   defeasance will apply to the
                                   Offered Securities
          CONVERSION RIGHTS:       None
          REPURCHASE UPON
            CHANGE OF CONTROL:     The Offered Securities will be
                                   redeemable at the option of the
                                   Holders in the event of a Change
                                   in Control.

                    The respective principal amounts of the
          Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

                    All the provisions contained in the document entitled International Paper Company Underwriting Agreement Standard Provisions (Debt), a copy of which you have previously received, except to the extent otherwise provided herein, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

                    Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to us by telecopy.

                                   Very truly yours,

                                   KIDDER, PEABODY & CO. INCORPORATED
                                   CS FIRST BOSTON CORPORATION

                                   By: KIDDER, PEABODY & CO. INCORPORATED

                                   By: /s/H. Andrew Brownfield, III
                                       Name: H. Andrew Brownfield, III
                                       Title: Vice President

          Accepted as of the date hereof:

          INTERNATIONAL PAPER COMPANY

          By:  /s/E. William Boehmler
              Name: E. William Boehmler
              Title: Vice President and Treasurer



                                     SCHEDULE A

                                                       Principal
          Underwriter                                    Amount
          Kidder, Peabody & Co. Incorporated. . . .    $75,000,000

          CS First Boston Corporation. . . . . . . .   $75,000,000

               Total . . . . . . . . . . . . . . . .   $150,000,000